Exhibit 99.1

BUNKER HILL ANNOUNCES UPSIZED AND IMPROVED $67 MILLION FINANCING PACKAGE TO ENABLE COMPLETION OF THE MINE RESTART, OFFTAKE AGREEMENT

Executive Chairman Interview with Kai Hoffmann on Wednesday, May 24 @ 8:00am ET / 5:00am PT

Bunker Hill to Host Live Interactive 6ix Summit on Thursday, May 25 @ 11:30am ET / 8:30am PT

HIGHLIGHTS

●	$67 million term sheet executed, increasing Sprott Streaming commitment to the mine restart to $96 million
○ $46 million Stream: previously proposed $37 million Stream increased by $9 million with no change to economic terms, resulting in a materially lower cost of capital for Bunker Hill shareholders
○ Closing expected in June 2023, enabling full-scale recommencement of project activities
○ $21 million new debt facility: available for draw at the Company’s election for two years
○ Series 1 and Series 2 Convertible Debenture maturities ($21 million total) extended to March 31, 2026
○ Royalty Convertible Debenture to convert to royalty upon closing of the Stream, as previously planned
●	Subsidiary of Teck Resources Limited (“Teck”) exercises option for minimum 5-year, 100% offtake of Bunker Hill’s zinc and lead concentrates at its smelter in Trail, BC, ensuring a long-term, sustainable revenue source
●	Remobilization of key project partners and recommencement of long-lead procurement in June 2023
●	First concentrate production targeted by Q4 2024, with multiple acceleration opportunities identified
●	TSX-V application strengthened by materially improved balance sheet and working capital position
●	Executive Chairman Richard Williams will be joining Kai Hoffmann on Soar Financially for an interview to be published at 8:00am ET / 5:00am PT at youtube.com/Soarfinancial
●	CEO Sam Ash and CFO David Wiens to host live interactive 6ix virtual investor event on Thursday, May 25 at 11:30am ET / 8:30am PT. Investors are invited to register at: LINK

TORONTO, Canada, May 23, 2023 – Bunker Hill Mining Corp. (CSE: BNKR) (“Bunker Hill” or the “Company) is pleased to announce the execution of a non-binding term sheet outlining an upsized and improved $67 million non-dilutive project finance package with Sprott Private Resource Streaming & Royalty Corp (“Sprott Streaming”). All figures in this news release are in US dollars unless otherwise stated.

Sam Ash, CEO, stated “We are excited to announce an upsized and improved project finance package that we expect to backstop the full financing of the Bunker Hill mine restart, materially strengthen our balance sheet and liquidity, and support our TSX-V application. This will enable the full-scale recommencement of project activities and allows us to target a restart of the mine and first concentrate production by the end of 2024. We are thrilled to have partnered with Sprott Streaming, who have demonstrated their commitment and support for the project each step of the way. We are also delighted to announce that Teck has exercised its option to acquire 100% of our concentrate production for a minimum 5-year period, ensuring a long-term sustainable revenue source.”

$67 MILLION PROJECT FINANCE PACKAGE

The Company has executed a non-binding term sheet with Sprott Streaming outlining an upsized and improved $67 million project finance package that the Company expects to enable the completion of the Bunker Hill Mine restart and achieve first concentrate production by the end of 2024. The package consists of a $46 million multi-metals Stream (the “Stream”) expected to be funded in June 2023, and a commitment for a $21 million new debt facility (the “Debt Facility”) that will be available for draw, subject to certain terms and conditions, for two years at the Company’s election. Including the previously funded $8 million Royalty Convertible Debenture, $6 million Series 1 Convertible Debenture (the “CD1”), and $15 million Series 2 Convertible Debenture (the “CD2”), Sprott Streaming’s total commitment to the Bunker Hill Mine restart would increase to $96 million.

Subject to settlement of definitive documentation with Sprott Streaming, the Company expects that gross proceeds of $46 million will be advanced under the Stream in June 2023, concurrent with closing of the Debt Facility. These proceeds, less $5 million for repayment of the Bridge Loan (as announced on December 6, 2022) and certain legal and other costs, will fund the immediate recommencement of restart project activities (see “Next Steps” section of this news release for further detail) and near-term working capital requirements. The terms of the Stream are unchanged from those previously announced, applying to 10% of payable metals sold until a minimum quantity of metal is delivered consisting of, individually, approximately 63.5 million pounds of zinc, 40.4 million pounds of lead, and 1.2 million ounces of silver. Thereafter, the Stream would apply to 2% of payable metals sold. The delivery price of streamed metals will be 20% of the applicable spot price. The Company may buy back 50% of the Stream Amount at a 1.40x multiple of the Stream Amount between the second and third anniversary of the date of funding, and at a 1.65x multiple of the Stream Amount between the third and fourth anniversary of the date of funding.

As previously contemplated, upon funding of the Stream the Royalty Convertible Debenture will be repaid by the Company granting a royalty for 1.85% of life-of-mine gross revenue (the “Royalty”) from mining claims considered to be historically worked (the “Primary Claims”), contiguous to current accessible underground development, and covered by the Company’s 2021 ground geophysical survey. A 1.35% rate will apply to claims outside of these areas (the “Secondary Claims”). The previously announced Royalty Put Option permits Sprott Streaming to resell the royalty to the Company for $8 million upon default under the Series 1 Convertible Debentures or Series 2 Convertible Debentures until such time that they are repaid in full.

The Debt Facility is expected to close in June 2023 concurrent with closing of the Stream, and consists of a $21 million facility that will be available for draw at the Company’s election for a period of two years. Any amounts drawn will bear interest of 10% per annum, payable annually in cash or capitalized until three years from closing of the Debt Facility at the Company’s election, and thereafter payable in cash only. The maturity date of any drawings under the Debt Facility will be four years from closing of the Debt Facility. For every $5 million or part thereof advanced under the Debt Facility, the Company will grant a new 0.5% life-of-mine gross revenue royalty, on the same terms as the Royalty, to a maximum of 2.0% on the Primary Claims and 1.4% on the Secondary Claims. The Company may buy back 50% of these royalties for $20 million.

The parties have also agreed to extend the maturities of the CD1 and CD2 to March 31, 2026, when the full $6 million and $15 million, respectively, will become due.

Closing of the Stream, Debt Facility, and other transactions above are conditional on the conclusion of a number of matters, including finalization of definitive documentation, regulatory and stock exchange approvals.

TECK EXERCISES OFFTAKE OPTION

The Company is pleased to report that Teck has exercised its option, as previously announced on March 31, 2022, to acquire 100% of the zinc and lead concentrate production from the Bunker Hill Mine for a 5-year period. The parties are advancing a definitive agreement, which is expected to conclude over the following weeks.

The proposed agreement would secure a long-term, sustainable revenue source for the mine.

The Company also remains in discussions with potential providers of offtake financing. Any agreement with a metal trader, in lieu of the Debt Facility, would be subject to approval by Teck and Sprott Streaming.

NEXT STEPS

With project financing secured, the Company plans to recommence engineering and construction activities, targeting first concentrate production by the end of 2024 and commercial production shortly thereafter. Process plant engineering is approximately 90% complete with full completion projected to take approximately three months. Detailed engineering to date has focused on civil engineering designs, which allows construction to commence concurrently starting with laying the foundations for the process plant building and associated infrastructure.

Long lead procurement will also be initiated, with purchase commitments issued. This includes concluding the purchase of the ball mill (previously announced on September 20, 2022), designed to upgrade the existing comminution circuit and increase the plant’s throughput from 1,800 tpd to 2,100 tpd.

Mine infrastructure workstreams will initially be focused on upgrading the old Russell Portal to a production-ready condition, finalizing the installation of line power to the Reed Landing, and continuing scheduled rehabilitation activities in the mine. This will set the conditions for the most efficient definition drilling of the initial mining stopes in the Quill and Newgard areas and any associated early development activity.

RELATED PARTY TRANSACTION

The Stream and Debt Facility constitute a “related party transaction” pursuant to Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The directors of the Company, all of whom are considered independent pursuant to Part 7 of MI 61-101, have determined that the Stream and Debt Facility are exempt from the formal valuation and minority shareholder approval requirements of MI 61-101 as the Company is relying on: (i) the “Financial Hardship” exemption provided under Section 5.5(g) of MI 61-101 from the requirement to obtain a formal valuation; and (ii) the “Financial Hardship” exemption provided under Section 5.7(e) from the requirement to obtain minority approval. The material change report will not be filed less than 21 days prior to the closing of the Stream and Debt Facility due to the Company’s immediate need for financing.

QUALIFIED PERSON

Mr. Scott E. Wilson, CPG, President of RDA and a consultant to the Company, is an independent “qualified person” as defined by Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects and is acting as the qualified person for the Company. He has reviewed and approved the technical information summarized in this news release.

ABOUT BUNKER HILL MINING CORP.

Under new Idaho-based leadership the Bunker Hill Mining Corp, intends to sustainably restart and develop the Bunker Hill Mine as the first step in consolidating a portfolio of North American mining assets with a focus on silver. Information about the Company is available on its website, www.bunkerhillmining.com, or within the SEDAR and EDGAR databases.

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations (collectively, “forward-looking statements”). Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, “plan” or variations of such words and phrases. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Although these forward-looking statements are based on information currently available to the Company, the Company provides no assurances that actual results will meet management’s expectations. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this news release include, but are not limited to: likelihood of completion of the Stream and Debt Financing; the closing of the Stream and Debt Financing, including the Company meeting all conditions precedent to closing; the ability of the Company to obtain the necessary regulatory and stock exchange approvals; the completion of the issuance of shares for the outstanding debt obligation; the extension of the maturities of the CD1 and CD2; the Company’s intentions regarding its objectives, goals or future plans and statements, including the TSX-V application; costs associated with mining; the expected budget and estimated completion time for the underground development of the Bunker Hill Mine, including total project capital expenditures; the timing of the planned restart of the Bunker Hill Mine, including the access to the improved financing package enabling completion of the Bunker Hill Mine restart and the achievement of first concentrate production by end of 2024; the transition from engineering to construction of the process plant; the expected quantities of metal; the Company’s ability to raise capital through its project finance initiatives; and the Company’s ability to continue operations.

Factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to: the Company’s inability to raise capital, including through the Stream, Debt Financing, equity financing, concentrate offtake financing or otherwise; the ability to predict and counteract the effects of COVID-19 on the business of the Company, including but not limited to the effects of COVID-19 on the price of commodities; capital market conditions; restrictions on labor and its effects on international travel and supply chains; failure to identify mineral resources; failure to convert estimated mineral resources to reserves; the preliminary nature of metallurgical test results; the Company’s ability to restart and develop the Bunker Hill Mine and the risks of not basing a production decision on a feasibility study of mineral reserves demonstrating economic and technical viability, resulting in increased uncertainty due to multiple technical and economic risks of failure which are associated with this production decision including, among others, areas that are analyzed in more detail in a feasibility study, such as applying economic analysis to resources and reserves, more detailed metallurgy and a number of specialized studies in areas such as mining and recovery methods, market analysis, and environmental and community impacts and, as a result, there may be an increased uncertainty of achieving any particular level of recovery of minerals or the cost of such recovery, including increased risks associated with developing a commercially mineable deposit, with no guarantee that production will begin as anticipated or at all or that anticipated production costs will be achieved; failure to commence production would have a material adverse impact on the Company’s ability to generate revenue and cash flow to fund operations; failure to achieve the anticipated production costs would have a material adverse impact on the Company’s cash flow and future profitability; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; political risks; changes in equity markets; uncertainties relating to the availability and costs of financing needed in the future; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing, including the ability of the Company to complete the payments pursuant to the terms of the agreement to acquire the Bunker Hill Mine complex; inflation; changes in exchange rates; fluctuations in commodity prices; delays in the development of projects; capital, operating and reclamation costs varying significantly from estimates and the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public documents filed on SEDAR and in the Company’s filings with the U.S. Securities and Exchange Commission. Although the Company believes that the assumptions and factors used in preparing the forward-looking statements in this news release are reasonable, undue reliance should not be placed on such statements or information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all, including as to whether or when the Company will achieve its project finance initiatives, or as to the actual size or terms of those financing initiatives. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Readers are cautioned that the foregoing risks and uncertainties are not exhaustive. Additional information on these and other risk factors that could affect the Company’s operations or financial results are included in the Company’s annual information form or annual report and may be accessed through the SEDAR website (www.sedar.com) or through EDGAR on the SEC website (www.sec.gov), respectively.

For additional information contact:

David Wiens, CFA

CFO & Corporate Secretary

+1 208 370 3665

ir@bunkerhillmining.com